Exhibit 99.6

MEMORANDUM OF UNDERSTANDING

[NHP/PMB PORTFOLIO]

THIS MEMORANDUM OF UNDERSTANDING (this “MOU”) is made as of April 15, 2011 (the “Effective Date”), by and among VENTAS, INC., a Delaware corporation (“VTR”), NEEDLES ACQUISITION LLC, a Delaware limited liability company (“Merger Sub”), NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“NHP”), NHP/PMB L.P., a Delaware limited partnership (the “Operating Partnership”), PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company (“Pac Med”), PMB LLC, a California limited liability company (“PMB LLC”),  PMB REAL ESTATE SERVICES LLC, a Delaware limited liability company (“PMBRES”),  PMB GILBERT LLC, a Delaware limited liability company (“Gilbert LLC”), PMB PASADENA LLC, a California limited liability company (“Pasadena LLC”), LILIHA PARTNERS L.P., a California limited partnership (“Liliha LP”), THE PLAZA AT WASHOE, LLC, a Nevada limited liability company (“Washoe LLC”), PMB BURBANK #2 LLC, a California limited liability company (“Burbank 2 LLC”), and ELIZABETH A. POWELL, not individually, but solely in her capacity as Trustee (“Trustee”) of each of those “Liquidating Trusts” established pursuant to the “Liquidating Trust Agreement” identified below the signature of Trustee (each, a “Liquidating Trust”).  Pac Med, PMB LLC, PMBRES, Gilbert LLC, Pasadena LLC, Liliha LP, Washoe LLC, Burbank 2 LLC and Trustee shall sometimes be referred to herein, collectively, as the “PMB Parties,” and each as a “PMB Party.”

RECITALS

A.                                   On February 27, 2011, NHP entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VTR and Merger Sub, pursuant to which, among other things, NHP will merge with and into Merger Sub, with Merger Sub surviving (the “Merger”).

B.                                     Reference is hereby made to the following documents and agreements:

(i)                                     that certain Amended and Restated Pipeline Property Agreement (For MOB Development, Management and ROFOs), dated as of February 1, 2010, by and among NHP, the Operating Partnership, PMB LLC and PMBRES (as the same has been or may hereinafter be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Pipeline Agreement”);

(ii)                                  the Amended and Restated Limited Liability Company Agreement of PDP Mission Hills 1 LLC, dated as of September 23, 2010, by and between NHP and PMB Mission Hills 1 LLC, together with those other documents, agreements or instruments entered into from time to time in connection with any transactions contemplated by the Pipeline Agreement (as the same have been or may hereinafter be amended, modified or supplemented from time to time in accordance with the terms thereof, collectively with the Pipeline Agreement, the “Pipeline Transaction Documents”);

(iii)                               that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated February 25, 2008, by and among NHP, Pac Med, the Operating Partnership and each of the “Transferors” party thereto (as the same has been or may hereinafter be amended, modified or supplemented from time to time in accordance with the terms thereof, the “FCA”);

(iv)                              that certain Amended and Restated Limited Partnership Agreement of NHP/PMB L.P., dated as of April 1, 2008, by and among NHP/PMB GP LLC, a Delaware limited liability company, as the general partner, the “Limited Partners” (as defined therein), and NHP, for the sole purpose of agreeing to the provisions of Article XVI thereof (as the same has been or may hereinafter be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Operating Partnership Agreement”);

(v)                                 that certain Registration Rights Agreement, dated as of April 1, 2008, by and among NHP and the “Investors” (as defined therein) (as the same has been or may hereinafter be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Registration Rights Agreement”);

(vi)                              those other “Transaction Documents” (as defined in the FCA) entered into from time to time relating to, or in connection with, a “Contribution Transaction” (as defined in the FCA) as contemplated by the FCA or the exhibits thereto (other than the Operating Partnership Agreement and the Registration Rights Agreement) (as the same have been or may hereinafter be amended, modified or supplemented from time to time in accordance with the terms thereof, collectively, the “Other FCA Transaction Documents,” and together with the FCA, the Operating Partnership Agreement and the Registration Rights Agreement, the “FCA Transaction Documents”);

(vii)                           that certain Purchase and Sale Agreement and Joint Escrow Instructions (PMBRES), dated as of February 25, 2008, by and between NHP and Pac Med (as the same has been or may hereinafter be amended, modified or supplemented from time to time in accordance with the terms thereof, the “PMBRES Purchase Agreement”);

(viii)                        those other documents, agreements or instruments entered into from time to time relating to, or in connection with the transactions contemplated by the PMBRES Purchase Agreement (as the same have been or may hereinafter be amended, modified or supplemented from time to time in accordance with the terms thereof, and together with the PMBRES Purchase Agreement, the “ PMBRES Purchase Transaction Documents”);

(ix)                                that certain Revolving Credit Agreement, dated as of December 23, 2008, by and between PMB LLC and NHP (together with any other documents evidencing or securing such loan, and as the same have been or may hereinafter be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Revolving Credit Facility Documents”);

(x)                                   that certain Contribution Agreement, dated as of February 1, 2010, by and among Gilbert LLC, NHP and NHP/PMB Gilbert LLC (as the same has been or may hereinafter be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Gilbert Contribution Agreement”);

(xi)                                those other documents, agreements or instruments entered into with the transactions contemplated by the Gilbert Contribution Agreement (as the same have been or may hereinafter be amended, modified or supplemented from time to time in accordance with the terms thereof, and together with the Gilbert Contribution Agreement, the “Gilbert Transaction Documents”);

(xii)                             that certain Contribution Agreement, dated as of March 1, 2010, by and among Pasadena LLC, NHP and NHP/PMB Pasadena LLC (as the same has been or may hereinafter be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Pasadena Contribution Agreement”); and

(xiii)                          those other documents, agreements or instruments entered into with the transactions contemplated by the Pasadena Contribution Agreement (as the same have been or may hereinafter be amended, modified or supplemented from time to time in accordance with the terms thereof, and together with the Pasadena Contribution Agreement, the “Pasadena Transaction Documents.”

The Pipeline Transaction Documents, the FCA Transaction Documents, the PMBRES Purchase Transaction Documents, the Revolving Credit Facility Documents, the Gilbert Transaction Documents and the Pasadena Transaction Documents may sometimes be referred to herein, collectively, as the “NHP/PMB Agreements.”

C.                                     The parties desire to enter into this MOU to memorialize certain agreements and understandings relating to the NHP/PMB Agreements.

NOW THEREFORE, in consideration of the above recitals, other valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties hereby confirm and agree as follows:

1.                                       Confirmatory Factual Matters.  As the Effective Date, the applicable parties hereto confirm as follows:

(a)                                  Each of NHP, the Operating Partnership, Pac Med, PMBRES and Gilbert LLC hereby confirms for the benefit of each of the other parties and their affiliates that the portion of the FCA relating to the “Property” (as defined in the FCA) leased by Gilbert LLC was mutually terminated;

(b)                                 Each of NHP, the Operating Partnership, Pac Med, PMBRES and Pasadena LLC hereby confirms for the benefit of each of the other parties and their affiliates that the portion of the FCA relating to the Property leased by Pasadena LLC was mutually terminated;

(c)                                  Each of NHP, the Operating Partnership, Pac Med, PMBRES and Washoe LLC hereby confirms for the benefit of each of the other parties and their affiliates that the portion of the FCA relating to the Property leased by Washoe LLC was mutually terminated;

(d)                                 Each of NHP, the Operating Partnership, Pac Med, PMBRES and  Liliha LP hereby confirms for the benefit of each of the other parties and their affiliates that the portion of the FCA relating to the Property leased by Liliha LP was mutually terminated;

(e)                                  Trustee hereby confirms for the benefit of NHP, the Operating Partnership and their affiliates that (i) each “Transferor” (as defined in the FCA) for which a “Closing” (as defined in the FCA) has occurred under the FCA has liquidated, dissolved and made liquidating distributions to its partners or members (each, a “Liquidating Transferor”), and (ii) that she is the current appointed trustee to administer and distribute the trust estate under the terms of a Liquidating Trust Agreement for each such Liquidating Transferor (other than PMB Torrance 1 LLC, for which no Liquidating Trust was established) or other entity that held a partnership or membership in such Liquidating Transferor and that also liquidated, dissolved and made liquidating distributions to its partners or members in connection with such Closing relating to such Transferor (each, a “Liquidating Entity”);

(f)                                    Each of NHP, the Operating Partnership, PMB LLC and PMBRES hereby confirms for the benefit of each of the other parties and their affiliates that, to its actual knowledge (without independent investigation or the duty to investigate), there exists no uncured or outstanding defaults or events of default under any of the Pipeline Transaction Documents by any party thereto, or events which, with the passage of time, and the giving of notice, or both, would be a default or event of default under any of the Pipeline Transaction Documents by any party thereto;

(g)                                 PMB LLC hereby confirms for the benefit of NHP and its affiliates that no “Strike” (as defined in the Pipeline Agreement) has occurred on or prior to the Effective Date;

(h)                                 Each of NHP, the Operating Partnership, Pac Med and Trustee hereby confirms for the benefit of each of the other parties and their affiliates that, to its actual knowledge (without independent investigation or the duty to investigate), there exists no uncured or outstanding defaults or events of default under any of the FCA Transaction Documents by any party thereto, or events which, with the passage of time, and the giving of notice, or both, would be a default or event of default under any of the FCA Transaction Documents by any party thereto;

(i)                                     Each of NHP and Pac Med hereby confirms for the benefit of the other and its affiliates that, to its actual knowledge (without independent investigation or the duty to investigate), there exists no uncured or outstanding defaults or events of default under any of the PMBRES Purchase Transaction Documents by either, or events which, with the passage of time, and the giving of notice, or both, would be a default or event of default under any of the PMBRES Purchase Transaction Documents by either;

(j)                                     Each of NHP and PMB LLC hereby confirms for the benefit of the other and its affiliates that, to its actual knowledge (without independent investigation or the duty to investigate), there exists no uncured or outstanding defaults or events of default under any of the Revolving Credit Facility Documents by either or its affiliates, or events which, with the passage of time, and the giving of notice, or both, would be a default or event of default under any of the Revolving Credit Facility Documents by either or its affiliates;

(k)                                  Each of NHP and Gilbert LLC hereby confirms for the benefit of the other and its affiliates that, to its actual knowledge (without independent investigation or the duty to investigate), there exists no uncured or outstanding defaults or events of default under any of the Gilbert Transaction Documents by either or its affiliates, or events which, with the passage of time, and the giving of notice, or both, would be a default or event of default under any of the Gilbert Transaction Documents by either or its affiliates; and

(l)                                       Each of NHP and Pasadena LLC hereby confirms for the benefit of the other and its affiliates that, to its actual knowledge (without independent investigation or the duty to investigate), there exists no uncured or outstanding defaults or events of default under any of the Pasadena Transaction Documents by either or its affiliates, or events which, with the passage of time, and the giving of notice, or both, would be a default or event of default under any of the Pasadena Transaction Documents by either or its affiliates.

2.                                       Pipeline Agreement/Excluded NHP Property.  Notwithstanding anything to the contrary in the Pipeline Agreement, to the extent the Merger as contemplated by the Merger Agreement is consummated, PMB LLC and PMBRES hereby agree that “Excluded NHP Property” (as defined in the Pipeline Agreement) shall include, and the exclusive rights granted to PMBRES pursuant to Article III of the Pipeline Agreement shall not apply to, any property owned, acquired or developed by VTR or its affiliates (including through any joint venture in which VTR or its affiliate is a member or partner) prior to the consummation of the Merger or to any subsequent acquisition of any such other partner’s or joint venture member’s interest in any such property.

3.                                       Matters relating to Merger.

(a)                                  To the extent that the consent or approval of any of the PMB Parties is required under the terms of any of the NHP/PMB Agreements in connection with the Merger as contemplated by the Merger Agreement, each such PMB Party hereby consents to such Merger and agrees that consummation of the Merger will not cause a default or event of default of any of the terms of the NHP/PMB Agreements to which it is a party (or in the case of Trustee, with respect to which a Liquidating Entity has any rights).

(b)                                 Each of the parties to this MOU agrees for itself and its affiliates that, from and after consummation of the Merger, each of the NHP/PMB Agreements shall, to the extent in full force and effect prior to consummation of the Merger, shall remain in full force and effect in accordance with its terms, except as expressly amended or supplemented by this MOU.

(c)                                  Except as expressly provided in Sections 4(d) and 5 below, from and after consummation of the Merger, the parties agree that all references in any of the NHP/PMB Agreements to “Nationwide Health Properties, Inc.” or any acronym used therein referring to “Nationwide Health Properties, Inc.” shall be deemed references to Merger Sub; provided, however, that all references to shares of common stock of NHP in any of the NHP/PMB Agreements shall be deemed references to shares of common stock of VTR, $0.25 par value per share.

4.                                       Operating Partnership Agreement. Each of VTR, Merger Sub and NHP acknowledge and agree as follows for the express benefit of the “Limited Partners” of the Operating Partnership Agreement:

(a)                                  The consummation of the Merger is  a “Fundamental Event” (as defined in the Operating Partnership Agreement);

(b)                                 in connection with the Merger, the “REIT Shares” (as defined in the Operating Partnership Agreement) of NHP are being converted into, or exchanged for, only common stock of VTR pursuant to the Merger Agreement, which constitute “New REIT Shares” (as defined in the Operating Partnership Agreement);

(c)                                  as of the Effective Date hereof, the “Adjustment Factor” (as defined in the Operating Partnership Agreement) under the Operating Partnership Agreement is 1.0, and provided there is no other change to the Adjustment Factor pursuant to the terms of the Operating Partnership Agreement between the Effective Date and the consummation of the Merger, immediately upon consummation of the Merger, the Adjustment Factor will be .7866; and

(d)                                 from and after consummation of the Merger, (i) all references to “NHP” in the definitions of “Adjustment Factor,” “Partnership Distribution Date,”  “Partnership Record Date,” “Preferred Return Per Unit,” “Registration Rights Agreement,” “REIT Share” and “Rights” in the Operating Partnership Agreement, and in Sections 3.2, 5.4, 7.1, 7.3, 7.9,  8.5, 8.6, 10.3, 11.6, 14.4 and 15.12 of the Operating Partnership Agreement shall, in each case, be deemed references to VTR, and not Merger Sub, and (ii) for purposes of the definition of “REIT Share,” the par value of a share of common stock of VTR shall be $0.25 per share.

5.                                       Registration Rights Agreement.  From and after the consummation of the Merger, and for the express benefit of the “Investors” thereunder VTR hereby (a) assumes all rights and obligations of NHP under the Registration Rights Agreement, and (b) agrees that all references therein to “Company” therein shall be deemed references to VTR, and not Merger Sub.

6.                                       Miscellaneous Provisions.

(a)                                  Successors and Assigns.  The terms and provisions of this MOU shall inure to the benefit of and be binding upon the respective parties hereto and their successors and assigns.

(b)                                 Third Party Beneficiaries. Except as expressly permitted in this MOU, the parties do not intend, nor shall any provision in this MOU be interpreted to create, for any third party an obligation to or benefit from any party hereto.  For avoidance of doubt, however, the “Limited Partners” (as defined in the Operating Partnership Agreement) and the “Investors” (as defined in the Registration Rights Agreement) shall be express third party beneficiaries of the provisions of Sections 4 and 5 hereof.

(c)                                  Counterparts; Electronic Signatures.  This MOU may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. In order to expedite the execution and delivery of this MOU by the parties hereto, signatures transmitted via facsimile or other electronic means may be used in place of original signatures on this MOU.  Each of the parties hereto intend to be bound by any signatures delivered via facsimile or other electronically transmitted means, and are aware that the other parties will rely on any such facsimile or electronically transmitted signatures, and hereby waive any defenses to the enforcement of the terms of this MOU based on the form of signature.

(e)                                  Amendment.  Any alteration, change or modification of or to this MOU, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged.

(f)                                    Severability.  If any term or provision of this MOU or its application to any party or circumstances shall be held, to any extent, invalid or unenforceable, the remainder of this MOU, or the application of the term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected, and shall be valid and enforceable to the fullest extent permitted by law.

(g)                                 Attorneys’ Fees.  In any dispute or action between the parties arising out of this MOU, the prevailing party shall be entitled to have and recover from the losing party such amount as the court may adjudge reasonable as attorneys’ fees and expenses together with costs of litigation incurred by the prevailing party, in additional to all other amounts provided at law.

(h)                                 Governing Law.  This MOU shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of California.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

VTR:	VENTAS, INC.

	By:	/s/ T. Richard Riney
Name: T. Richard Riney
Title: Executive Vice President, Chief
Administrative Officer and General Counsel

MERGER SUB:	NEEDLES ACQUISITION LLC
By: Ventas, Inc., its sole member

	By:	/s/ T. Richard Riney
Name: T. Richard Riney
Title: Executive Vice President, Chief
Administrative Officer and General Counsel

[Signatures continue on next page(s)]

NHP:	NATIONWIDE HEALTH PROPERTIES, INC.

	By:	/s/ Abdo H. Khoury
Name: Abdo H. Khoury
Title: Chief Financial & Portfolio Officer
Executive Vice President

Operating Partnership:	NHP/PMB L.P.

	By:	NHP/PMB GP LLC,
its General Partner

	By:	NHP Operating Partnership L.P.,
its Sole Member

	By:	NHP GP LLC,
its General Partner

	By:	Nationwide Health Properties, Inc.,
its Sole Member

	By:	/s/ Abdo H. Khoury
Name: Abdo H. Khoury
Title: Chief Financial & Portfolio Officer
Executive Vice President

[Signatures continue on next page(s)]

Pac Med:	PACIFIC MEDICAL BUILDINGS LLC

	By:	PMB, Inc.,
its Manager

	By:	/s/ Mark Toothacre
Name: Mark Toothacre
Title: President

PMB LLC:	PMB LLC

	By:	/s/ Mark Toothacre
Name: Mark Toothacre
Title: President

PMBRES:	PMB REAL ESTATE SERVICES LLC

	By:	/s/ Mark Toothacre
Name: Mark Toothacre
Title: Secretary

Gilbert LLC:	PMB GILBERT LLC

	By:	Pacific Medical Buildings LLC,
its Manager

	By:	PMB, Inc.,
its Manager

	By:	/s/ Mark Toothacre
Name: Mark Toothacre
Title: President

[Signatures continue on next page(s)]

Pasadena LLC:	PMB PASADENA LLC

	By:	Pacific Medical Buildings LLC,
its Manager

	By:	PMB, Inc.,
its Manager

	By:	/s/ Mark Toothacre
Name: Mark Toothacre
Title: President

Liliha LP:	LILIHA PARTNERS L.P.

	By:	PMB SPE Honolulu, Inc,
its General Partner

	By:	/s/ Mark Toothacre
Name: Mark Toothacre
Title: President

Washoe LLC:	THE PLAZA AT WASHOE, LLC

	By:	PMB Reno LLC,
its Manager

	By:	Pacific Medical Buildings LLC,
its Manager

	By:	PMB, Inc.,
its Manager

	By:	/s/ Mark Toothacre
Name: Mark Toothacre
Title: President

[Signatures continue on next page(s)]

Burbank 2 LLC:	PMB BURBANK #2 LLC

	By:	Pacific Medical Buildings LLC,
its Manager

	By:	PMB, Inc.,
its Manager

	By:	/s/ Mark Toothacre
Name: Mark Toothacre
Title: President

[Signatures continue on next page]

Trustee:	/s/ Elizabeth A. Powell
ELIZABETH A. POWELL, as Trustee for each of the “Liquidating Trusts” established under the following Liquidating Trust Agreements:

	•	Liquidating Trust Agreement (St. Francis-Lynwood Medical Plaza L.P.) dated April 1, 2008
	•	Liquidating Trust Agreement (San Gabriel Valley Medical Plaza LLC) dated April 1, 2008
	•	Liquidating Trust Agreement (Eden Medical Plaza LP) dated April 1, 2008
	•	Liquidating Trust Agreement (PMB Burbank #1 LLC) dated April 1, 2008
	•	Liquidating Trust Agreement (PMB Santa Clarita LLC) dated April 1, 2008
	•	Liquidating Trust Agreement (PMB Green Valley LLC) dated May 1, 2008
	•	Liquidating Trust Agreement (PMB Hillsboro LLC) dated May 1, 2008
	•	Liquidating Trust Agreement (PMB Chula Vista LLC) dated October 16, 2008
	•	Liquidating Trust Agreement (PMB South Meadows LLC) dated October 21, 2008
	•	Liquidating Trust Agreement (PMB Poway LLC) dated February 1, 2010
	•	Liquidating Trust Agreement (PDP Pomerado LLC) dated February 1, 2010
	•	Liquidating Trust Agreement (PMB Orange LLC) dated March 1, 2010
	•	Liquidating Trust Agreement (PDP Orange LLC) dated March 1, 2010
	•	Liquidating Trust Agreement (PMB Founders Orange LLC) dated March 1, 2010
	•	Liquidating Trust Agreement (PMB Mission Viejo LLC) dated March 1, 2010
	•	Liquidating Trust Agreement (PDP Mission Viejo LLC) dated March 1, 2010
	•	Liquidating Trust Agreement (PMB Founders Mission Viejo LLC) dated March 1, 2010

[End of Signatures]